Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
+1-412-434-3046
silvey@ppg.com

PPG Investor Contact:
John Bruno
Investor Relations
+1-412-434-3466
jbruno@ppg.com
investor.ppg.com

PPG provides July sales update and increases third quarter 2020 sales estimates

PITTSBURGH, August 11, 2020 – PPG (NYSE:PPG) today announced that aggregate company net sales for July exceeded the company’s original estimate, reflecting a continuation of the solid demand recovery experienced in June. Due to the stronger sales performance in July, the company now expects third quarter 2020 sales volumes versus the third quarter 2019 to be down 6% to 11%, excluding foreign currency translation, compared to the previously expected year-over-year decrease of 8% to 15%.

In addition, the company now expects third quarter operating margin decrements to be between 10% to 15%, which is better than the approximate 25% experienced in the second quarter of 2020. The better margin decrements are due to strong operating margin leverage from higher than anticipated sales volumes coupled with continued strong cost management.

“Led by improving demand trends in our Chinese and European businesses across a variety of coatings end-use markets and in global industrial production, our July sales increased sequentially from the month of June and were down 7% compared to the prior year.” said Michael H. McGarry, PPG chairman and chief executive officer. “Our diverse and global business portfolio is providing benefits from the demand recovery as it happens across different geographies and end-use markets. We remain focused on aggressively managing our costs, including executing the previously communicated restructuring programs, to support strong operating margin leverage as demand continues to improve.”

The company defines operating margins as segment income divided by net sales. The company will provide further details during its third quarter earnings update in October.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 135 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $15.1 billion in 2019. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets.

Cautionary Statement about Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and may be identified by their use of words like "plans," "expects," "will," "anticipates," "believes," "intends," "projects," "estimates" or other words of similar meaning. The forward-looking statements contained herein include statements relating to business demand trends and the pace of recovery from the COVID-19 pandemic, expected third quarter sales volumes, expected future margins and the timing and realization of anticipated cost savings from restructuring actions. These statements are based on information available to PPG as of the date hereof, and actual results could differ materially from those stated or implied, due to market conditions, as well as risks and uncertainties associated with the Company's business. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include statements related to the expected effects on our business of the COVID-19 pandemic, global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to achieve selling price increases, the ability to recover margins, customer inventory levels, the ability to maintain favorable supplier relationships and arrangements, the ability to identify additional cost savings opportunities, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, the unpredictability of existing and possible future litigation, including asbestos litigation, and governmental investigations. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here, in our 2019 Annual Report on Form 10-K and our June 30, 2020 Quarterly Report on Form 10-Q, and in our other filings with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

All information in this release speaks only as of August 11, 2020, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG Industries undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

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